(KPMG Peat Marwick LLP Letterhead)



                            INDEPENDENT AUDITORS' CONSENT
                            -----------------------------


The Board of Directors
Minnesota Life Insurance Company and
Contract Owners of Variable Annuity Account:



We consent to the use of our report included herein and to the references to our Firm under the headings "AUDITORS" for Part B of the Registration Statement.


                                   /s/  KPMG Peat Marwick LLP

                                   KPMG Peat Marwick LLP


Minneapolis, Minnesota
May 21, 1999